Exhibit 99.1

flyExclusive Announces Strategic Acquisition of Volato’s aircraft sales division, Vaunt Platform, and Mission Control software

Structured transaction delivers immediate aviation value and secures future growth assets

KINSTON, N.C.--(BUSINESS WIRE)--flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”), a leading provider of premium private jet experiences, today announced it has entered into a structured agreement with Volato Group, Inc. (NYSEAMERICAN: SOAR) to acquire Volato’s aircraft sales division, expected to generate $6-8 million in profit in fourth quarter 2025, for $2.1 million in stock. The agreement also grants flyExclusive the right to acquire additional high-growth technology platforms, including Vaunt, a luxury experiential travel app providing access to private jet empty legs, and Mission Control, a cutting edge flight management private aviation operation software.

“We entered into our original agreement with Volato to provide a unique solution to Volato’s customers while maintaining an option to acquire the entire company. That, however, would have meant assuming debt and obligations that didn’t align with our transformation and growth strategy,” said Jim Segrave, Chairman and CEO of flyExclusive. “This structured transaction delivers far greater value, at an attractive multiple on our invested capital, plus the ability for flyExclusive to expand our services in the software sector by bringing exciting high growth technology platforms in Vaunt and Mission Control fully under our control. The Vaunt platform generates attractive cash flows through its membership program and Mission Control streamlines Part 135 aviation scheduling and operations to further enhance our industry leading client experience. flyExclusive intends to continue developing both platforms and offer the state-of-the-art-scheduling system to all operators in the space. This agreement is a disciplined, accretive outcome that strengthens our vertical integration and positions us for continued long-term growth and value creation.”

Transaction Summary

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flyExclusive will issue $2.1 million of FLYX stock immediately to Volato, to be distributed directly to Volato shareholders via a dividend, in exchange for Volato’s aircraft sales division.
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flyExclusive also secures the right to acquire Vaunt and Mission Control, along with other IP, for an additional $2.0 million of FLYX stock, providing flexibility to bring these growth assets fully in-house.

“This transaction delivers clear, incremental value for Volato shareholders while maintaining full alignment with our planned merger with M2i,” said Matt Liotta, CEO of Volato. “By structuring it this way, we protect the integrity of the M2i deal while adding direct participation in flyExclusive’s growth through FLYX stock. It’s a clean, accretive outcome that strengthens both companies and rewards both shareholder bases.”

About flyExclusive

flyExclusive is a vertically integrated, FAA-certificated air carrier providing private jet experiences by offering customers a choice of on-demand charter, Jet Club, and fractional ownership programs to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, aircraft paint, cabin interior renovation, and avionics installation capabilities, are all provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: the ability to maintain inclusion in the Russell Indices; inclusion in the 2025 Russell Indices might not provide increased liquidity or volume in the Company’s Class A common stock or provide the Company with greater access to capital; management of growth; the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to maintain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com